CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form N-1A of the Mutual Fund Series Trust. Such reference is included in the Statement of Additional Information of Catalyst Event Arbitrage Fundunder “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania

May 4, 2012